CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus/Proxy") constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Investment Trust of our report dated July 8, 1997, related to the financial statements and financial highlights appearing in the May 31, 1997 Annual Report to Shareholders of Evergreen High Grade Tax Free Fund which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy and to the reference to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" and "Financial Statements", in the Statement of Additional Information, both dated September 3, 1997, for Evergreen High Grade Tax Free Fund, which are also incorporated by reference into the Prospectus/Proxy.



Price  Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

December 4, 1997


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